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Exhibit 21.1

LIST OF SUBSIDIARIES

        Universal Compression, Inc. is a direct wholly-owned subsidiary of Universal Compression Holdings, Inc. and the following companies are subsidiaries of Universal Compression, Inc. and, indirectly, of Universal Compression Holdings, Inc.:

Company	Jurisdiction of Incorporation/Organization
Universal Compression International, Inc.	Delaware
Universal Compression International, Ltd.	Cayman
Universal Compression Finance Company, Ltd.	Cayman
Universal Compression of Colombia, Ltd.	Cayman
Uniwhale, Ltd. (75%)	Cayman
Universal Compression de Venezuela Unicom, C.A.	Venezuela
Universal Compression Pty., Ltd.	Western Australia
Universal Compression de Mexico, S.A. de C.V.	Mexico
Compressor Systems International, Inc.	Delaware
G.C.S. Distributing L.L.C.	Texas
Gas Compression Finance Corporation	Michigan
Gas Compression Realty L.L.C.	Michigan
UCO Equipment LLC	Texas
Enterra Compression Investment Company	Delaware
ISS Compression, Inc.	Texas
IEW Compression, Inc.	Louisiana
Compression Services de Mexico, S.A. de C.V.	Mexico
Universal Compression Canada, Ltd.	Canada
Universal Compression Company, L.P.	Delaware
UCO Compression LLC	Delaware
UCO Compression Holding, L.L.C.	Delaware
Universal Compression Services, L.P.	Delaware
Uniwhale de Colombia E.U.	Colombia
Universal Compression B.V.	Netherlands
Universal Compression (Australia) Pty. Ltd.	Australia
Universal Compression (Thailand), Ltd.	Thailand
Universal Compression Services de Venezuela, C.A.	Venezuela
Universal Compression del Peru, S.R.L.	Peru
Universal Compression LTDA	Brazil
Global Compression International Inc. Sucursal Argentina	Argentina
Universal Compression Argentina S.A.	Argentina
Universal LCM, Inc.	Louisiana
LCM Turbo, Inc.	Kansas
Walco, Inc.	Louisiana
Technical Compression Services, Inc.	Louisiana
J.D.R., Inc.	Louisiana
Universal KCI, Inc.	Oklahoma
KCI Leasing, Inc.	Oklahoma
KCI Investments, LLC	Delaware
KCI Compression Company, L.P.	Delaware
Universal Compression (Ontario), Ltd.	British Virgin Islands
Universal Compression (Canada) Holdings, Ltd.	Canada

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LIST OF SUBSIDIARIES